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                                    RESTATED

                                     BY-LAWS

                                       OF

                                  US LEC CORP.

--------------------------------------------------------------------------------
                               (STATE OF DELAWARE)
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Adopted as of May 16, 2000

                                    INDEX OF
                                    RESTATED
                                     BY-LAWS
                                       OF
                                  US LEC CORP.
                               (STATE OF DELAWARE)


                                    ARTICLE I

OFFICES

         Section 1.        Registered Office
         Section 2.        Other Offices

                                   ARTICLE II

MEETINGS OF STOCKHOLDERS

         Section 1.        Location
         Section 2.        Annual Meetings
         Section 3.        Substitute Annual Meeting
         Section 4.        Notice
         Section 5.        Record Date
         Section 6.        Stock Ledger
         Section 7.        Special Meetings
         Section 8.        Notice of Special Meeting
         Section 9.        Business at Special Meeting
         Section 10.       Quorum and Adjournments
         Section 11.       Organization
         Section 12.       Vote
         Section 13.       Proxies
         Section 14.       Action Without Meeting
         Section 15.       Stockholder Nominations
         Section 16.       Business to be Conducted at the Annual Meeting

                                   ARTICLE III
DIRECTORS

         Section 1.        Number
         Section 2.        Vacancies
         Section 3.        Powers
         Section 4.        Class B Directors
         Section 4A.       Preferred Stock Directors

                                     Page i

MEETINGS OF THE BOARD OF DIRECTORS

         Section 5.        Location
         Section 6.        Regular Meetings
         Section 7.        Special Meetings
         Section 8.        Quorum
         Section 9.        Organization
         Section 10.       Action Without Meeting
         Section 11.       Meeting by Conference Telephone

COMMITTEES OF DIRECTORS

         Section 13.       Committees
         Section 14.       Committee Rules
         Section 15.       Minutes

REMOVAL OF DIRECTORS

         Section 16.       Removal

                                   ARTICLE IV

NOTICES

         Section 1.        Writing
         Section 2.        Waiver

                                    ARTICLE V

OFFICERS

         Section 1.        Officers
         Section 2.        Election
         Section 3.        Other Officers
         Section 4.        Compensation
         Section 5.        Term

THE CHAIRMAN OF THE BOARD

         Section 6.        Duties and Powers

THE CHIEF EXECUTIVE OFFICER

         Section 7.        Duties and Powers

THE PRESIDENT

         Section 8.        Duties and Powers

                                     Page ii

THE VICE PRESIDENTS

         Section 9.        Duties and Powers

THE SECRETARY AND ASSISTANT SECRETARIES

         Section 10.       Duties and Powers
         Section 11.       Assistant Secretaries

THE TREASURER AND ASSISTANT TREASURERS

         Section 12.       Duties and Powers
         Section 13.       Disbursement
         Section 14.       Bond
         Section 15.       Assistant Treasurer

                                   ARTICLE VI
CERTIFICATES OF STOCK

         Section 1.        Certificates
         Section 2.        Facsimile Signatures
         Section 3.        Lost Certificates
         Section 4.        Transfers of Stock
         Section 5.        Closing of Transfer Books
         Section 6.        Registered Stockholders

                                   ARTICLE VII
GENERAL PROVISIONS

         Section 1.        Dividends
         Section 2.        Fiscal Year
         Section 3.        Seal
         Section 4.        Advancement of Expenses

                                  ARTICLE VIII

AMENDMENTS


                                    Page iii

                                    RESTATED
                                     BY-LAWS
                                       OF
                                  US LEC CORP.
                               (STATE OF DELAWARE)


                                    ARTICLE I
                                     OFFICES

         Section 1. Registered Office. The registered office of the corporation in the State of Delaware shall be in the City of Wilmington, County of New Castle, State of Delaware.

         Section 2. Other Offices. The corporation may also have offices at such other places both within and without the State of Delaware as the board of directors may from time to time determine or the business of the corporation may require.

                                   ARTICLE II
                            MEETINGS OF STOCKHOLDERS

         Section 1. Location. All meetings of the stockholders shall be held on such date and at such time and place, within or without the State of Delaware, as shall be stated in the notice of the meeting or in a duly executed waiver of notice thereof.

         Section 2. Annual Meeting. Annual meetings of stockholders shall be held annually on such date as the board of directors may designate, which shall be stated in the notice of meeting (or in a duly executed waiver of notice thereof). At each annual meeting, the stockholders shall elect, subject to the certificate of incorporation, by plurality vote a board of directors by written ballot, and transact such other business as may properly be brought before the meeting. If, pursuant to the certificate of incorporation, the holders of shares of Class B Common Stock elect two (2) directors voting as a separate class, such directors shall be elected by plurality vote of the holders of shares of Class B Common Stock by written ballot.

         Section 3. Substitute Annual Meeting. Unless directors are elected by written consent in lieu of a meeting, if the annual meeting for election of directors is not held on the date designated therefor, the directors shall cause the meeting to be held as soon thereafter as is convenient. If there should be a failure to hold the annual meeting or elect directors by written consent for a period of 30 days after the date designated for the annual meeting, or if no date has been designated, for a period of 13 months after the latest to occur of the organization of the corporation, its last annual meeting or the last action by written consent to elect directors in lieu of an annual meeting, a substitute annual meeting may be ordered as provided for in Section 211 of the General Corporation Law of the State of Delaware.

         Section 4. Notice. Written notice of the annual meeting, stating the place, date and time thereof, shall be given to each stockholder entitled to vote thereat, at least ten (10) days but not more than sixty (60) days before the date of the meeting.

         Section 5. Record Date. In order that the corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the board of directors may fix, in advance, a record date, which shall not be more than sixty (60) nor less than ten (10) days before the date of such meeting, nor more than ten (10) days before the date on which action by written consent is to be taken, nor more than sixty (60) days prior to any other action. If no record date is fixed: (1) The record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day immediately preceding the day on which notice is given, or, if notice is waived, at the close of business on the day immediately preceding the day on which the meeting is held;
(2) the record date for determining stockholders entitled to execute a written consent in lieu of a meeting shall be the first date on which a signed written consent setting forth the actions taken is delivered to the corporation (as determined by applicable law); and (3) the record date for determining stockholders for any other purpose shall be at the close of business on the day on which the board of directors adopts the resolution relating thereto. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the board of directors may fix a new record date for the adjourned meeting.

         Section 6. Stock Ledger. The secretary of the corporation shall prepare and make, at least ten (10) days before every meeting of stockholders, a complete list of the stockholders entitled to vote at said meeting, arranged in alphabetical order, showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten (10) days prior to the meeting, either at a place within the city where the meeting is to be held and which place shall be specified in the notice of the meeting, or, if not specified, at the place where said meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof and may be inspected by any stockholder who is present. The stock ledger shall be the only evidence as to who are the stockholders entitled (a) to examine the stock ledger, the list of stockholders or the books of the corporation, or (b) to vote in person or by proxy at any meeting of stockholders.

         Section 7. Special Meetings. Special meetings of the stockholders, for any purpose or purposes, unless otherwise prescribed by statute or by the certificate of incorporation, may be called by the chairman of the board of directors (or, if none, the chief executive officer) and shall be called by the chief executive officer or the secretary at the request in writing of a majority of the board of directors or at the request in writing of stockholders owning shares of the corporation's capital stock entitled to a majority of the total number of votes entitled to be cast by the entire capital stock of the corporation issued and outstanding and entitled to vote, or at the request in writing of the persons that hold, in the aggregate, at least 50,000 shares of the Purchaser Preferred Stock. As used herein, "Purchaser Preferred Stock" means the corporation's Series A Convertible Preferred Stock and the corporation's Series B Convertible Preferred Stock. Such request shall state the purpose or purposes of the proposed meeting.

         Section 8. Notice of Special Meeting. Written notice of a special meeting of stockholders, stating the place, date, time and purpose thereof, shall be given to each stockholder entitled to vote thereat, at least ten (10) days but not more than sixty (60) days before the date fixed for the meeting. If mailed, such notice shall be deemed to be given when deposited in the U.S. mail, postage prepaid, directed to the stockholder at his, her or its address as it appears on the records of the corporation.

         Section 9. Business at Special Meeting. Business transacted at any special meeting of stockholders shall be limited to the purposes stated in the notice.

         Section 10. Quorum and Adjournments. The holders of shares of the corporation's capital stock entitled to a majority of the total number of votes entitled to be cast by the entire capital stock of the corporation issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum at all meetings of the stockholders for the transaction of business, except as otherwise provided by statute or by the certificate of incorporation. If, however, such quorum shall not be present or represented at any meeting of the stockholders, the stockholders entitled to vote thereat, present in person or represented by proxy, shall have power by majority vote to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented. Shares of its own stock belonging to the corporation or to another corporation, if a majority of the shares entitled to vote in the election of directors of such other corporation is held, directly or indirectly, by the corporation, shall neither be entitled to vote nor be counted for quorum purposes; provided, however, that the foregoing shall not limit the right of any corporation to vote stock, including without limitation its own stock, held by it in a fiduciary capacity. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally notified. If the adjournment is for more than thirty (30) days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

         Section 11. Organization. Meetings of stockholders shall be presided over by the chairman of the board, if any, or in his or her absence by the chief executive officer, or in the absence of the foregoing persons by a chairman designated by the board of directors, or in the absence of such designation by a chairman chosen at the meeting. The secretary or, in his or her absence, an assistant secretary, shall act as secretary of the meeting, but in the absence of the foregoing persons the chairman of the meeting may appoint any person to act as secretary of the meeting.

         Section 12. Vote. Each stockholder shall be entitled to the number of votes for each share of stock held by him or her which has voting power upon the matter in question, as follows: Each share of Class A Common Stock shall entitle the holder thereof to one (1) vote and each share of Class B Common Stock shall entitle the holder thereof to ten (10) votes and each share of any class of preferred stock shall have such voting power as set forth in the certificate of designation relating thereto. Voting at meetings of stockholders need not be by written ballot (except as otherwise required by law, the certificate of incorporation or elsewhere in these bylaws) and need not be conducted by inspectors unless the holders of shares of the corporation's capital stock entitled to a majority of the total number of votes to be cast by all outstanding shares of all classes of stock entitled to vote thereon, present in person or by proxy at such meeting, shall so determine. All elections (other than the election of directors, see Section 2 above) and questions shall, unless otherwise provided by law or by the certificate of incorporation or these by-laws, be decided by a vote of the majority of the votes to which the holders of the stock have voting power, present in person or by proxy at the meeting, are entitled; provided that (except as otherwise required by law or by the certificate of incorporation) the board of directors may require a larger vote upon any election or question.

         Section 13. Proxies. Each stockholder entitled to vote at a meeting of stockholders may authorize another person or persons to act for him, her or it by proxy, but no such proxy shall be voted or acted upon after three (3) years from its date, unless the proxy provides for a longer period. A duly executed proxy shall be irrevocable if it states that it is irrevocable and if, and only as long as, it is coupled with an interest sufficient in law to support an irrevocable power. A stockholder may revoke any proxy which is not irrevocable by attending the meeting and voting in person or by filing with the secretary of the corporation an instrument in writing revoking the proxy or another duly executed proxy bearing a later date.

         Section 14. Action Without Meeting. Action without an annual or special meeting of stockholders may be taken in accordance with the provisions of the Certificate of Designation relating to the corporation's Series A Convertible Preferred Stock (the "Series A Designation") and the Certificate of Designation relating to the corporation's Series B Convertible Preferred Stock (the "Series B Designation"). In addition, unless otherwise restricted by the certificate of incorporation, any action required or permitted to be taken at any annual or special meeting of the stockholders may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing.

         Section 15. Stockholder Nominations. Only persons who are nominated in accordance with the procedures set forth in this Section 15 shall be eligible for election as directors; provided, however that the election or nomination of any person as a Preferred Stock Director (as defined in the Series A Designation and Series B Designation) or any other director in accordance with the terms of that certain Corporate Governance Agreement, dated April 11, 2000 among the corporation and certain investors (the "Corporate Governance Agreement") shall not be subject to the procedures set forth in this Section 15. Nominations of persons for election to the board of directors of the corporation may be made at a meeting of stockholders by or at the direction of the board of directors or by any stockholder of the corporation entitled to vote for the election of directors at the meeting who complies with the notice procedures set forth in this Section 15. Such nominations, other than those made by or at the direction of the board of directors, shall be made pursuant to timely notice in writing to the secretary of the corporation. To be timely, a stockholder's notice shall be delivered to or mailed and received at the principal executive offices of the corporation not later than (a) with respect to an election to be held at an annual meeting of stockholders, ninety (90) days prior to the anniversary date of the immediately preceding annual meeting (or the date of the written consent in lieu thereof), and (b) with respect to an election to be held at a special meeting of stockholders for the election of directors, the close of business on the tenth (10th) day following the date of which notice of such meeting is first given to stockholders. Such stockholder's notice shall set forth (x) as to each person whom the stockholder proposes to nominate for election or re-election as a director, (i) the name, age, business address and residence address of such person, (ii) the principal occupation or employment of such person, (iii) the class and number of shares of the corporation which are beneficially owned by such person and (iv) any other information relating to such person that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (including without limitation such persons' written consent to being named in the proxy statement as a nominee and to serving as a director if elected); and (y) as to the stockholder giving the notice (i) the name and address, as they appear on the corporation's books, of such stockholder and (ii) the class and number of shares of the corporation which are beneficially owned by such stockholder. At the request of the board of directors, any person nominated by the board of directors for election as a director shall furnish to the secretary of the corporation that information required to be set forth in a stockholder's notice of nomination which pertains to the nominee. No person shall be eligible for election as a director of the corporation unless he or she was both nominated in accordance with the procedures set forth in this Section 15 and provided such information when requested by the corporation. The chairman of the meeting shall, if the facts warrant, determine and declare to the meeting that a nomination was not made in accordance with the procedures prescribed by the by-laws, and if he or she should so determine, he or she shall so declare to the meeting and the defective nomination shall be disregarded.

         Section 16. Business to be Conducted at the Annual Meeting. At an annual meeting of the stockholders, only such business shall be conducted as shall have been properly brought before the meeting. To be properly brought before an annual meeting, business must be (a) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the board of directors, (b) otherwise properly brought before the meeting by or at the direction of the board of directors, or (c) otherwise properly brought before the meeting by a stockholder. For business to be properly brought before the meeting by a stockholder, the stockholder must have given timely notice thereof in writing to the secretary of the corporation. To be timely, a stockholder's notice must be delivered to or mailed to the secretary of the corporation and received at the principal executive offices of the corporation, not later than one hundred twenty (120) days in advance of the date the corporation's proxy statement was mailed to stockholders in connection with the previous year's annual meeting of stockholders; provided, however, that if (a) no annual meeting was held in the previous year or the stockholders did not execute a written consent in lieu of annual meeting, (b) no proxy statement was mailed to stockholders in connection with the previous year's annual meeting, or (c) the date of the annual meeting has been changed from the date contemplated at the time of the previous year's proxy statement, a proposal received by the corporation ninety (90) days in advance of the date on which the corporation's annual meeting is to be held shall be deemed to be timely. A stockholder's notice to the secretary shall set forth as to each matter the stockholder proposes to bring before the annual meeting (a) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (b) the name and address, as they appear on the corporation's books, of the stockholder proposing such business, (c) the class and number of shares of the corporation which are beneficially owned by the stockholder, and (d) any material interest of the stockholder in such business. Notwithstanding anything in the by-laws to the contrary, no business shall be conducted at any annual meeting except in accordance with procedures set forth in this Section 16. The chairman of the annual meeting shall, if the facts warrant, determine and declare to the meeting that business was not properly brought before the meeting and in accordance with the provisions of this Section 16, and if he or she should so determine, he or she shall so declare to the meeting and any such business not properly brought before the meeting shall not be transacted.

                                   ARTICLE III
                                    DIRECTORS

         Section 1. Number. The number of directors which shall constitute the whole board shall not be less than three (3) nor more than eleven (11) as shall be determined from time to time by the directors. The number of directors constituting the initial board shall be three (3). Thereafter, within such limits, the number of directors shall be determined by the directors. The directors shall be elected at the annual meeting of the stockholders, except as provided in Section 4 of this Article, and each director elected shall hold office until the earlier of his or her resignation, removal, disqualification, retirement, or death, or the due election and qualification of his or her successor. Directors need not be stockholders.

         At such time as the number on the Board of Directors is increased to more than seven (7), the directors (other than the Class B Directors, see
Section 4 below) shall be divided into three (3) equal (or as nearly equal as possible) staggered classes with only one (1) staggered class of directors being elected at any annual meeting. The terms of the directors in the first staggered class shall expire at the first annual meeting of stockholders after their election, the terms of the directors in the second staggered class shall expire at the second annual meeting of stockholders after their election, and the terms of the directors in the third staggered class shall expire at the third annual meeting of the stockholders after their election. At each annual meeting of the stockholders held thereafter, directors shall be elected for a term of three (3) years to succeed those directors whose terms expire. The director shall continue to serve until the earlier of his or her resignation, removal, disqualification, retirement, or death, or the due election and qualification of his or her successor, or until there is a decrease in the number of directors; provided, however, that a director cannot be removed by such decrease unless in connection with an election of directors by the stockholders.

         Section 2. Vacancies. Subject to the certificate of incorporation and
Section 4 below, vacancies, including vacancies caused by the failure of the stockholders to elect the fully authorized number of directors, and newly created directorships resulting from any increase in the authorized number of directors may be filled by a majority of the directors then in office, though less than a quorum, by the sole remaining director, or by the stockholders at any meeting, and the directors so chosen shall hold office until the earlier of his or her resignation, removal, disqualification, retirement, or death, or the due election and qualification of his or her successor. If there are no directors in office, then an election of directors may be held in the manner provided by statute. A director elected to fill a vacancy shall be elected for the unexpired term of his or her predecessor in office.

         Section 3. Powers. The business of the corporation shall be managed by its board of directors which may exercise all such powers of the corporation and do all such lawful acts and things as are not by law or by the certificate of incorporation or by these by-laws directed or required to be exercised or done by the stockholders.

         Section 4. Class B Directors. If, pursuant to the certificate of incorporation, any directors are elected by the vote of the holders of the shares of Class B Common Stock of the corporation voting as a separate class, such directors shall be designated as the "Class B Directors" and are referred to herein as "Class B Directors." Class B Directors may only be removed by the vote of a majority of the holders of shares of Class B Common Stock and any vacancy in the board of directors created by the resignation, removal, disqualification, retirement or death of a Class B

Director may be filled only but the remaining Class B Directors or, if there are none, in the manner provided by law.

         Section 4A. Preferred Stock Directors. If any directors are elected in accordance with the Series A Designation, Series B Designation or Corporate Governance Agreement, such directors may only be removed, and any vacancy created by their resignation, removal, disqualification, retirement or death may only be filled, in accordance with the terms of the Series A Designation, Series B Designation or Corporate Governance Agreement, as applicable.

                       MEETINGS OF THE BOARD OF DIRECTORS

         Section 5. Location. The board of directors of the corporation may hold meetings, both regular and special, either within or without the State of Delaware.

         Section 6. Regular Meetings. Regular meetings of the board of directors may be held without notice at such time and such place as shall from time to time be determined by the board and communicated to each director; provided however, special meetings of the board may be called by the chief executive officer or the secretary on the written request of any two (2) directors. Regular meetings shall be held at least once during each of the corporation's fiscal quarters.

         Section 7. Special Meetings. Special meetings of the board may be called by the chairman of the board on not less than two (2), or, in the case of notice given by mail, not less than three (3) days' notice to each director; special meetings shall be called by the chief executive officer or the secretary on like notice on the written request of two (2) directors.

         Section 8. Quorum. At all meetings of the board, a majority of the directors shall constitute a quorum for the transaction of business and the act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the board of directors, except as may be otherwise specifically provided by statute or by the certificate of incorporation. If a quorum shall not be present at any meeting of the board of directors, the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

         Section 9. Organization. Meetings of the board of directors shall be presided over by the chairman of the board, if any, or in his or her absence by the chief executive officer, or in their absence by a chairman chosen at the meeting. The secretary or, in his or her absence, an assistant secretary, shall act as secretary of the meeting, but in their absence the chairman of the meeting may appoint any person to act as secretary of the meeting.

         Section 10. Action Without Meeting. Unless otherwise restricted by the certificate of incorporation or these by-laws, any action required or permitted to be taken at any meeting of the board of directors or of any committee thereof may be taken without a meeting, if a written consent thereto is signed by all members of the board or of such committee, as the case may be, and such written consent is filed with the minutes of proceeding of the board or committee.

         Section 11. Meeting by Conference Telephone. Unless otherwise restricted by the certificate of incorporation, members of the board of directors or any committee designated by the board may participate in the meeting of the board or committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other and such participation in a meeting shall constitute presence in person at such meeting.

                             COMMITTEES OF DIRECTORS

         Section 13. Committees. The board of directors may, by resolution passed by a majority of the whole board, designate one or more committees, each committee to consist of one or more of the directors of the corporation. The board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of a member of the committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he she, or they constitute a quorum, may unanimously appoint another member of the board of directors to act at the meeting in place of any such absent or disqualified member. Any such committee shall have and may exercise the powers and authority of the board of directors in the management of the business and affairs of the corporation, to the extent provided in a resolution adopted by the whole board of directors, and any such committee may authorize the seal of the corporation to be affixed to all papers which may require it; but no such committee shall have power or authority in reference to approving or adopting or recommending to the stockholders any action required by these bylaws or the certificate of incorporation or law to be submitted to the stockholders for approval or approving, adopting, amending or repealing any bylaw of the corporation. Such committee or committees shall have such name or names as may be determined from time to time by resolution adopted by the board of directors.

         Section 14. Committee Rules. Unless the board of directors otherwise provides, each committee designated by the board may make, alter and repeal rules for the conduct of its business. In the absence of such rules, each committee shall conduct its business in the same manner as the board of directors conducts its business pursuant to Article III of these by-laws.

         Section 15. Minutes. Each committee shall keep regular minutes of its meetings and report the same to the board of directors when required.

                              REMOVAL OF DIRECTORS

         Section 16. Removal. Other than the Class B Directors, except as otherwise provided by law, the certificate of incorporation, the Series A Designation, the Series B Designation and the Corporate Governance Agreement, any director or the entire board of directors may be removed, with or without cause, by the vote of a majority of all votes entitled to be cast in the election of directors by all holders of shares of capital stock of the corporation. Class B Directors may be removed, with or without cause, only by the holders of a majority of the shares of Class B Common Stock entitled to vote at an election of Class B Directors.

                                   ARTICLE IV
                                     NOTICES

         Section 1. Writing. Notices to directors and stockholders shall be in writing and delivered personally or mailed to the directors or stockholders at their addresses appearing on the books of the corporation. Notice to directors may also be given by courier, telegram, telex or facsimile.

         Section 2. Waiver. Whenever any notice is required to be given under provisions of the statutes or of the certificate of incorporation or of these by-laws, a waiver thereof in writing, signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent thereto. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express sole purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the stockholders, directors, or members of a committee of directors need be specified in any written waiver of notice.

                                    ARTICLE V
                                    OFFICERS

         Section 1. Officers. The officers of the corporation shall be appointed by the board of directors and shall be a chairman of the board of directors, a chief executive officer, a president, a secretary and a treasurer. The board of directors may also appoint one or more vice presidents, one or more assistant secretaries and one or more assistant treasurers. In addition, vice presidents, assistant secretaries and assistant treasurers may be appointed by the chief executive officer. Two or more offices may be held by the same person.

         Section 2. Election. The board of directors at its first meeting after each annual meeting of stockholders shall appoint a chairman of the board, a chief executive officer, a president, a secretary and a treasurer, and may appoint one or more vice presidents, assistant secretaries or assistant treasurers, none of whom need be a member of the board.

         Section 3. Other Officers. The board of directors or the chief executive officer may appoint such other officers and agents as it shall deem necessary who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the board.

         Section 4. Compensation. The compensation of all officers of the corporation appointed by the board of directors shall be fixed by the board of directors or by a compensation committee appointed by the board of directors.

         Section 5. Term. Each officer of the corporation shall hold office until his or her successor is chosen and qualified or until his or her earlier resignation or removal. Any officer elected or appointed by the board of directors may be removed, with or without cause, at any time by the affirmative vote of a majority of the board of directors, but such removal shall be without prejudice to the contractual rights of such officer, if any, with the corporation. Any officer elected or appointed by the chief executive officer may be removed, with or without cause, at any time by the chief executive officer but such removal shall be without prejudice to the contractual rights of such officer, if any, with the corporation. Any vacancy occurring in any office of the corporation shall be filled by the board of directors or, if such vacancy is of an office to which the chief executive officer may appoint the officer, by the chief executive officer or the board of directors.

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                            THE CHAIRMAN OF THE BOARD

         Section 6. Duties and Powers. If elected, the chairman of the board shall preside at all meetings of the stockholders and of the board of directors; and he or she shall have such other powers and duties as designated in these bylaws and as from time to time may be assigned to him or her by the board of directors.

                             CHIEF EXECUTIVE OFFICER

         Section 7. Duties and Powers. Subject to the control of the board of directors, the chief executive officer shall have general executive charge, management and control of the properties, business and operations of the corporation with all such powers as may be reasonably incident to such responsibilities; he or she may agree upon and execute all leases, contracts, evidences of indebtedness and other agreements, documents, instruments and obligations in the name of the corporation and may sign all certificates for shares of capital stock of the corporation; and shall have such other powers and duties as designated in accordance with these bylaws and as from time to time may be assigned to him or her by the board of directors. Unless otherwise directed by the board of directors, the chairman of the board shall be the chief executive officer. If at anytime no chairman of the board is in office, the president shall be the chief executive officer.

                                  THE PRESIDENT

         Section 8. Duties and Powers. The president of the corporation shall be the chief operating officer of the corporation, unless the board of directors designates the president as the chief executive officer. Subject to the control of the board of directors and supervision and direction of the chief executive officer (if the chairman of the board is the chief executive officer), the president shall supervise and control the day-to-day operation of the corporation in accordance with these by-laws. If the president is not the chief executive officer, then in the absence of the chief executive officer, or in the event of his or her death, inability or refusal to act, the president shall perform the duties of the chief executive officer, and when so acting shall have all the powers of and be subject to all the restrictions upon the chief executive officer. The president shall perform all duties incident to the office of president and chief operating officer and such other duties as may be prescribed by the chief executive officer or the board of directors from time to time.

                               THE VICE PRESIDENTS

         Section 9. Duties and Powers. The vice president, or if there shall be more than one the vice presidents in the order determined by the board of directors or the chief executive officer, shall, in the absence or disability of the chief executive officer and the president, perform the duties and exercise the powers of the president, and shall perform such other duties and have such other powers as the board of directors, the chief executive officer or the president may from time to time prescribe. If appointed, executive vice presidents shall be senior to senior vice presidents who shall be senior to vice presidents who should be senior to assistant vice presidents.

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                     THE SECRETARY AND ASSISTANT SECRETARIES

         Section 10. Duties and Powers. The secretary shall attend all meetings of the board of directors and the committees thereof and all meetings of the stockholders and record all the proceedings of the meetings of the stockholders and of the board of directors and the committees thereof in a book to be kept for that purpose and shall perform like duties for the standing committees when required. The secretary shall give, or cause to be given, notice of all meetings of the stockholders and special meetings of the board of directors, and shall perform such other duties as may be prescribed by the board of directors, the chief executive officer, the president or any vice presidents, under whose supervision he or she shall be. The secretary shall keep in safe custody the seal of the corporation and, when authorized by the board of directors, affix the same to any instrument requiring it and, when so affixed, it shall be attested by his or her signature or by the signature of an assistant secretary.

         Section 11. Assistant Secretaries. The assistant secretary, or if there be more than one, the assistant secretaries in the order determined by the board of directors, shall, in the absence or disability of the secretary, perform the duties and exercise the powers of the secretary and shall perform such other duties and have such other powers as the board of directors, the chief executive officer, the president, any vice president or the secretary may from time to time prescribe.

                     THE TREASURER AND ASSISTANT TREASURERS

         Section 12. Duties and Powers. The treasurer shall have the custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the corporation and shall deposit all moneys and other valuable effects in the name and to the credit of the corporation in such depositories as may be designated by the board of directors. Unless the board of directors specifically appoints a chief financial officer, the treasurer shall be the chief financial officer of the corporation.

         Section 13. Disbursement. The treasurer shall disburse the funds of the corporation as may be ordered by the board of directors, taking proper vouchers for such disbursements, and shall render to the chief executive officer, to the president, and to the board of directors, at its regular meetings, or when the board of directors so requires, an account of all of his or her transactions as treasurer and of the financial condition of the corporation.

         Section 14. Bond. If required by the board of directors, he or she shall give the corporation a bond (which shall be renewed as and when required) in such sum and with such surety or sureties as shall be satisfactory to the board of directors for the faithful performance of the duties of his or her office and for the restoration to the corporation, in case of his or her death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in his or her possession or under his or her control belonging to the corporation.

         Section 15. Assistant Treasurer. The assistant treasurer, or if there shall be more than one, the assistant treasurers in the order determined by the board of directors, shall, in the absence or disability of the treasurer, perform the duties and exercise the powers of the treasurer and shall perform such other duties and have such other powers as the board of directors, the chief executive officer, the president, any vice president or the treasurer may from time to time prescribe.

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                                   ARTICLE VI
                              CERTIFICATES OF STOCK

         Section 1. Certificates. Every holder of stock in the corporation shall be entitled to have a certificate, signed by, or in the name of the corporation by, the chief executive officer, the president or a vice president and the treasurer or an assistant treasurer or the secretary or an assistant secretary of the corporation, certifying the number of shares owned by it, him or her in the corporation. If the corporation shall be authorized to issue more than one
(1) class of stock, or more than one (1) series of any class, the designations, preferences and relative participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights shall be set forth in full or summarized on the face or back of the certificate which the corporation shall issue to represent such class of stock; provided, however, that except as otherwise provided in Section 202 of the General Corporation Law of the State of Delaware, in lieu of the foregoing requirements, there may be set forth on the face or back of the certificate which the corporation shall issue to represent such class or series of stock, a statement that the corporation will furnish without charge to each stockholder who so requests, the designations, preferences and relative participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights.

         Section 2. Facsimile Signatures. Where a certificate is signed (a) by a transfer agent or an assistant transfer agent or (b) by a transfer clerk acting on behalf of the corporation and a registrar, the signature of any of the chief executive officer, the president, vice president, treasurer, assistant treasurer, secretary or assistant secretary may be facsimile. In case any officer or officers who have signed, or whose facsimile signature or signatures have been used on, any such certificate or certificates, shall cease to be such officer or officers of the corporation, whether because of death, resignation, removal or otherwise, before such certificate or certificates have been delivered by the corporation, such certificate or certificates may nevertheless be adopted by the corporation and be issued and delivered as though the person or persons who signed such certificate or certificates or whose facsimile signature or signatures have been used thereon had not ceased to be such officer or officers of the corporation.

         Section 3. Lost Certificates. The board of directors may direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the corporation alleged to have been lost, stolen or destroyed, upon the making of an affidavit of the fact by the person claiming the certificate of stock to be lost or destroyed. When authorizing such issue of a new certificate or certificates, the board of directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate or certificates, or its, his or her legal representative, to advertise the same in such manner as it shall require and/or to give the corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the corporation with respect to the certificate alleged to have been lost, stolen or destroyed or the issuance of such new certificate.

         Section 4. Transfers of Stock. Upon surrender to the corporation or the transfer agent of the corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment and authority to transfer, it shall be the duty of the corporation to issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books.

         Section 5. Closing of Transfer Books. The board of directors may close the stock transfer books of the corporation for a period of not more than 60 nor less than 10 days preceding the date of any meeting of stockholders or the date for payment of any dividend or the date for the allotment of rights or the date when any change or conversion or exchange of capital stock shall go into effect or for a period of not more than 60 nor less than 10 days in connection with obtaining the consent of stockholders for any purpose. In lieu of closing the stock transfer books as aforesaid, the board of directors may fix in advance a record date, pursuant to Article II of these by-laws.

         Section 6. Registered Stockholders. The corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner, and to hold liable for calls and assessments a person registered on its books as the owner of shares, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of the State of Delaware.

                                   ARTICLE VII
                               GENERAL PROVISIONS

         Section 1. Dividends. Dividends upon the capital stock of the corporation, subject to the provisions of the certificate of incorporation, if any, may be declared by the board of directors at any regular or special meeting, pursuant to law. Dividends may be paid in cash, in property, or in shares of the capital stock, subject to the provisions of the certificate of incorporation.

         Section 2. Fiscal Year. The fiscal year of the corporation shall be fixed by resolution of the board of directors.

         Section 3. Seal. The corporate seal shall have inscribed thereon the name of the corporation, the year of its organization and the words "Corporate Seal, Delaware." The seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise.

         Section 4. Advancement of Expenses. Expenses (including attorneys' fees) incurred by an officer or director in defending any civil, criminal, administrative or investigative action, suit or proceeding with respect to which such person may be entitled to indemnification shall be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the Corporation as authorized under Delaware General Corporation Law and under the Corporation's Certificate of Incorporation.

                                  ARTICLE VIII
                                   AMENDMENTS

         Except as set forth in the next sentence, these by-laws may be altered, amended or repealed or new by-laws adopted by the stockholders or by the board of directors at any regular meeting of the stockholders or of the board of directors, or at any special meeting of the stockholders or of the board of directors if notice of such alteration, amendment or repeal, or adoption of new by-laws be contained in the notice of such special meeting; provided however, that the provision in Article II, Section 7 which permits holders of the corporation's Series A Convertible Preferred Stock and


                                    Page 13
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Series B Convertible Preferred Stock to call for a special meeting of the corporation's stockholders, and the provisions of Article III, Section 6 which allow regular meetings of the directors to be called by any two (2) directors and require that regular meetings of the corporation's directors be held at least once during each of the corporation's fiscal quarters, shall not be amended or become effective without the approval of the holders of 50,000 shares of the Purchaser Preferred Stock, and provided further, that the second paragraph of Section 1 of Article III of these by-laws shall not be altered, amended, changed or repealed without the consent of the holders of a majority of the shares of Class B Common Stock of the corporation.